FOR IMMEDIATE RELEASE
EXHIBIT 99.1

Ultimate Reports Q4 and Year-End 2013 Financial Results

•	Record 2013 Recurring Revenues of $334.4 Million, Up by 26%

•	Record 2013 Total Revenues of $410.4 Million, Up by 24%

•	2013 Non-GAAP Operating Income of $76.3 Million, Up by 54%

•	Record Q4 Recurring Revenues of $90.4 Million, Up by 23%

•	Record Q4 Total Revenues of $111.9 Million, Up by 21%

•	Q4 Non-GAAP Operating Income of $23.3 Million, Up by 25%

Weston, FL, February 4, 2014 — Ultimate Software (Nasdaq: ULTI), a leading cloud provider of people management solutions, announced today its financial results for the fourth quarter and year ended December 31, 2013. For the quarter ended December 31, 2013, Ultimate reported recurring revenues of $90.4 million, a 23% increase, and total revenues of $111.9 million, a 21% increase, both compared with 2012’s fourth quarter. GAAP net income for the fourth quarter of 2013 was $9.8 million, or $0.34 per diluted share, versus GAAP net income of $6.3 million, or $0.22 per diluted share, for the fourth quarter of 2012.

Non-GAAP net income, which excludes stock-based compensation expense and amortization of acquired intangible assets, was $15.9 million, or $0.54 per diluted share, for the fourth quarter of 2013, compared with non-GAAP net income of $10.8 million, or $0.38 per diluted share, for the fourth quarter of 2012. See “Use of Non-GAAP Financial Information” below.

For 2013, recurring revenues increased 26% to $334.4 million, and total revenues increased 24% to $410.4 million, both as compared with the prior year. For 2013, GAAP net income was $25.5 million or $0.88 per diluted share, compared with GAAP net income of $14.6 million or $0.52 per diluted share, for 2012. For 2013, non-GAAP net income was $46.5 million, or $1.60 per diluted share, compared with non-GAAP net income of $28.5 million, or $1.00 per diluted share, for 2012.

“2013 was a good year for us with recurring revenue growth at 26%, total revenue growth at 24%, and customer retention greater than 96%. We now have more than 15 million people records in our customer cloud environment,” said Scott Scherr, CEO, president, and founder. “We reached our goal to surpass $400 million in revenues in 2013, and are well positioned to achieve our goal of $600 million in 2015.
“We are honored to be recognized for the third year in a row as one of FORTUNE magazine’s 100 Best Companies to Work For, placing #20 on the list. We are the only HCM vendor on the list, and this is consistent with our belief that a high-performance culture of engaged, talented people is at the heart of our product and service excellence.”
Ultimate’s financial results teleconference will be held today, February 4, 2014, at 5:00 p.m. Eastern Time, through Vcall at www.investorcalendar.com/IC/CEPage.asp?ID=171927. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 23% for the fourth quarter of 2013 and by 26% for the 2013 year—both compared with the same periods in 2012. The increase was primarily attributable to revenue growth from our cloud offering. Recurring revenues for the fourth quarter of 2013 were 81% of total revenues as compared with 80% of total revenues for 2012’s fourth quarter. Recurring revenues were 82% of total revenues for the 2013 year versus 80% for 2012.

•
Ultimate’s total revenues for the fourth quarter of 2013 increased by 21% compared with those for the fourth quarter of 2012. Ultimate's total revenues for 2013 increased by 24% compared with those for 2012.

•
Our operating income increased 25%, on a non-GAAP basis, for the fourth quarter of 2013 to $23.3 million as compared with $18.7 million for the same period of 2012. Non-GAAP operating income for 2013 was $76.3 million compared with $49.5 million for 2012. Our non-GAAP operating margin was 20.9% for the fourth quarter of 2013 versus 20.3% for the fourth quarter of 2012. Our non-GAAP operating margin was 18.6% for 2013 versus 14.9% for 2012.

•	Ultimate’s annualized retention rate exceeded 96% for its existing recurring revenue customer base as of December 31, 2013.

•
Net income, on a non-GAAP basis, for the fourth quarter of 2013 increased to $15.9 million compared with $10.8 million for the fourth quarter of 2012. Non-GAAP net income for 2013 increased to $46.5 million compared with $28.5 million for 2012.

•
The combination of cash, cash equivalents, and marketable securities was $90.2 million as of December 31, 2013, compared with $69.4 million as of December 31, 2012. Cash flows from operating activities for the quarter ended December 31, 2013 were $19.9 million, compared with $9.3 million for the same period of 2012. For the year ended December 31, 2013, Ultimate generated $74.2 million in cash from operations compared with $41.7 million for the year ended December 31, 2012.

•	Days sales outstanding were 70 days at December 31, 2013, representing a reduction of one day compared with days sales outstanding at December 31, 2012.

•	In the fourth quarter of 2013, Ultimate acquired EmployTouch, an Ontario corporation that developed TouchBase, a market-leading, tablet-based time collection and employee self-service device.

•
In the fourth quarter of 2013, Ultimate acquired the assets of AccelHR, LLC, a Delaware limited-liability company located in Georgia, which has a history of providing comprehensive outsourcing support for organizations ranging from 500 to more than 25,000 employees.

Stock Repurchases

•
During the year ended December 31, 2013, we used $18.1 million to acquire 142,731 shares of our Common Stock to settle the employee tax withholding liability resulting from the vesting of our employees' restricted stock holdings.

•	In addition, as of December 31, 2013, we had 946,165 shares available for repurchase in the future under our previously announced Stock Repurchase Plan.

Business Highlights (all achievements referenced occurred in 2013 unless otherwise noted)

1.
We further enhanced UltiPro’s global HCM capabilities, including expanded global payroll integration and global language support; delivered a modern new UltiPro user experience; and introduced a visual platform configuration interface that helps customers make desired system changes to achieve a highly tailored HCM solution.

2.
We showcased our new UltiPro Recruiting solution, scheduled for general release in the second quarter of 2014, at the HR Technology Conference in Las Vegas. Our recruiting solution is designed specifically to attract and keep top talent engaged with the technology. It is candidate-centric as opposed to recruiter-focused and has an appealing, flexible consumer-style user interface that is state-of-the-art and innovative. The new solution includes: gamification, collaboration tools, mobility, and integration with popular social networks. Candidates can build an in-depth online presence that gives recruiters and hiring managers a more complete understanding of who they are rather than restricting them to limited profile details and posting résumés.

3.
We introduced UltiPro TouchBase, an interactive mobile time clock device that collects time punches and highlights the information most critical to employees and managers on a touchscreen tablet device for payroll and cost accounting. Customers can leverage photos for accurate capture of employee time-entry, preventing 'buddy punches,' and can validate transactions using PIN entry, HID, RFID, magnetic swipe or barcode.

4.
We introduced a new set of service offerings known as UltiPro Managed Services ("UMS"). UltiPro Managed Services allows our customers to have our UMS team handle select components of HR, payroll, and benefits management for them instead of overburdening their in-house staff and to tailor the service package to suit their unique needs.

5.
Ultimate was named a Gold Winner in the Best New Product Feature of the Year category by Best in Biz Awards, the only independent business awards program judged by members of the press and industry analysts. Ultimate won the award for our UltiPro Retention Predictor - an insight-driven tool designed to give HR professionals and managers the ability to forecast an employee’s intent to remain with or leave the organization. This retention forecasting tool uses an algorithm powered by 50 key indicators and enables leaders to better understand their workforce dynamics, providing them time to proactively intervene as necessary. The talent-based data can also inform decision-making about the types of new programs to build for fostering long-term employee relationships.

6.	Our UltiPro Retention Predictor also won (in addition to the Best in Biz Award mentioned above) a Gold award in Brandon Hall Group’s Best Advance in Unique Talent Technology category in January 2014.

7.	Nucleus Research, the leader in measuring the operational value of technology, named Ultimate a “Leader” in its HCM Technology Value Matrix in November 2013.

8.
Constellation Research, an independent research and advisory firm, reviewed Ultimate in its Cloud Buyer’s Bill of Rights Certification and awarded us the highest level of certification (“Epic”). Out of a possible score of 5.0, Ultimate was rated 4.8, based upon 61 criteria in 4 main categories: ownership experience, use case support, corporate vision, and ecosystem feedback. Constellation’s certification is intended to help buyers of enterprise cloud apps enter into contracts as long-term partners with their vendors.

9.
Informatica honored Ultimate with an Innovation Award in the Cloud Integration category for our UltiPro Carrier Network. Winners were selected from more than 5,000 Informatica customers and were recognized for exemplary data integration and data management results and business outcomes.

10.	Ultimate was named among the top 10 most ethical businesses in the United States by Minyanville Media, an Emmy award-winning financial and business site.

11.	In January 2014, for the second year in a row, Ultimate was recognized as one of the Achievers 50 Most Engaged Workplaces™ in the United States.

12.
In January 2014, for the third year in a row, Ultimate was named to FORTUNE® magazine’s “100 Best Companies to Work For” list. Ultimate is the only human capital management provider on the list and ranked #20. This honor builds on our #9 rank on FORTUNE’s 2013 list and #25 rank on the 2012 list as well as our previous recognition twice as the #1 medium-size company to work for in America by the Great Place to Work Institute™.

Financial Outlook

Ultimate provides the following financial guidance for 2014:

For the first quarter of 2014:

•	Recurring revenues of approximately $96.0 million,

•	Total revenues of approximately $119.0 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 17%.

For the year 2014:

•	Recurring revenues to increase by approximately 25% over 2013,

•	Total revenues to increase by approximately 23% over 2013, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 20%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading cloud provider of people management solutions, with more than 15 million people records in the cloud. Built on the belief that people are the most important ingredient of any business, Ultimate’s award-winning UltiPro delivers HR, payroll, talent, compensation, and time management solutions that seamlessly connect people with the information and resources they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and has more than 1,900 professionals focused on developing the highest quality solutions and services. In 2014, Ultimate was ranked #20 on FORTUNE’s list of the 100 Best Companies to Work For; recognized as a ‘Leader’ in Nucleus Research’s HCM Technology Value Matrix; and awarded the highest rating by Constellation Research in its Cloud Buyer’s Bill of Rights Certification. Ultimate has approximately 2,700 customers with employees in 150 countries, including Adobe Systems Incorporated, Bloomin’ Brands, Culligan International, Major League Baseball, Pep Boys, Texas Rangers Baseball, and Texas Roadhouse. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC., AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Recurring	$90,354	$73,416	$334,434	$266,430
Services	21,570	18,402	75,110	64,563
License	(21)	360	853	1,275
Total revenues	111,903	92,178	410,397	332,268
Cost of revenues:
Recurring	24,148	20,392	91,903	78,121
Services	19,884	18,243	76,577	66,063
License	—	72	198	280
Total cost of revenues	44,032	38,707	168,678	144,464
Gross profit	67,871	53,471	241,719	187,804
Operating expenses:
Sales and marketing	25,816	19,238	93,879	72,565
Research and development	17,668	14,943	67,757	60,693
General and administrative	10,590	6,857	36,869	25,433
Total operating expenses	54,074	41,038	198,505	158,691
Operating income	13,797	12,433	43,214	29,113
Other (expense) income:
Interest and other expense	(26)	(122)	(229)	(476)
Other income, net	25	12	104	102
Total other expense, net	(1)	(110)	(125)	(374)
Income before income taxes	13,796	12,323	43,089	28,739
Provision for income taxes	(3,988)	(6,025)	(17,559)	(14,107)
Net income	$9,808	$6,298	$25,530	$14,632
Net income per share:
Basic	$0.35	$0.23	$0.92	$0.55
Diluted	$0.34	$0.22	$0.88	$0.52
Weighted average shares outstanding:
Basic	28,005	27,207	27,773	26,778
Diluted	29,192	28,571	29,013	28,375

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
Stock-based compensation expense:
Cost of recurring revenues	$1,020	$699	$3,866	$2,508
Cost of services revenues	899	875	3,591	2,729
Sales and marketing	3,992	2,529	13,625	7,861
Research and development	1,107	603	3,585	2,451
General and administrative	2,289	1,589	8,140	4,863
Total non-cash stock-based compensation expense	$9,307	$6,295	$32,807	$20,412

Amortization of acquired intangibles:
General and administrative	242	–	242	–
Total amortization of acquired intangibles	$242	$—	$242	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$79,794	$58,817
Investments in marketable securities	8,682	9,223
Accounts receivable, net	85,676	70,774
Prepaid expenses and other current assets	29,374	25,949
Deferred tax assets, net	1,015	1,372
Total current assets before funds held for clients	204,541	166,135
Funds held for clients	262,227	281,007
Total current assets	466,768	447,142
Property and equipment, net	58,186	38,068
Capitalized software, net	—	508
Goodwill	26,942	3,025
Investments in marketable securities	1,771	1,311
Intangible assets, net	8,274	—
Other assets, net	17,340	16,687
Deferred tax assets, net	18,913	18,543
Total assets	$598,194	$525,284
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,422	$7,584
Accrued expenses	26,040	15,055
Deferred revenue	102,686	90,674
Capital lease obligations	2,949	2,968
Other borrowings	2,264	2,311
Total current liabilities before client fund obligations	140,361	118,592
Client fund obligations	262,227	281,007
Total current liabilities	402,588	399,599
Deferred revenue	498	1,302
Deferred rent	2,687	2,777
Capital lease obligations	2,240	2,469
Other borrowings	593	2,601
Deferred income tax liability	1,371	—
Income taxes payable	—	1,866
Total liabilities	409,977	410,614

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	321	314
Additional paid-in capital	315,691	266,130
Accumulated other comprehensive (loss) income	(1,442)	109
Accumulated deficit	(7,809)	(33,339)
	306,761	233,214

Treasury stock, at cost	(118,544)	(118,544)
Total stockholders’ equity	188,217	114,670
Total liabilities and stockholders’ equity	$598,194	$525,284

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Twelve Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$25,530	$14,632
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,058	13,623
Provision for doubtful accounts	2,523	1,159
Non-cash stock-based compensation expense	32,807	20,412
Income taxes	17,347	13,814
Excess tax benefits from employee stock plan	(19,167)	(12,310)
Changes in operating assets and liabilities:
Accounts receivable	(16,784)	(15,747)
Prepaid expenses and other current assets	(2,982)	(1,880)
Other assets	(403)	(1,631)
Accounts payable	(1,415)	1,319
Accrued expenses and deferred rent	10,752	2,859
Deferred revenue	9,946	5,413
Net cash provided by operating activities	74,212	41,663
Cash flows from investing activities:
Purchases of marketable securities	(10,741)	(13,643)
Maturities of marketable securities	10,819	12,239
Payments for acquisitions, net of cash acquired	(24,995)	—
Net purchases of client funds securities	20,908	(162,347)
Purchases of property and equipment	(30,421)	(17,326)
Net cash used in investing activities	(34,430)	(181,077)
Cash flows from financing activities:
Repurchases of Common Stock	—	(9,794)
Net proceeds from issuances of Common Stock	8,139	11,284
Excess tax benefits from employee stock plan	19,167	12,310
Shares acquired to settle employee tax withholding liability	(18,058)	(20,384)
Principal payments on capital lease obligations	(3,541)	(3,418)
Other borrowings	(2,055)	(429)
Net increase in client fund obligations	(20,908)	162,347
Net cash (used in) provided by financing activities	(17,256)	151,916
Effect of foreign currency exchange rate changes on cash	(1,549)	166
Net increase in cash and cash equivalents	20,977	12,668
Cash and cash equivalents, beginning of year	58,817	46,149
Cash and cash equivalents, end of year	$79,794	$58,817
Supplemental disclosure of cash flow information:
Cash paid for interest	$358	$419
Cash paid for income taxes	$476	$471
Supplemental disclosure of non-cash financing activities:
Ultimate entered into capital lease obligations to acquire new equipment totaling $3.3 million and $4.0 million for the twelve months ended December 31, 2013 and 2012, respectively.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
Non-GAAP operating income reconciliation:
Operating income	$13,797	$12,433	$43,214	$29,113
Operating income, as a % of total revenues	12.3%	13.5%	10.5%	8.8%
Add back:
Non-cash stock-based compensation expense	9,307	$6,295	32,807	20,412
Non-cash amortization of acquired intangible assets	242	—	242	—
Non-GAAP operating income	$23,346	$18,728	$76,263	$49,525
Non-GAAP operating income, as a % of total revenues	20.9%	20.3%	18.6%	14.9%

Non-GAAP net income reconciliation:
Net income	$9,808	$6,298	$25,530	$14,632
Add back:
Non-cash stock-based compensation expense	9,307	$6,295	32,807	$20,412
Non-cash amortization of acquired intangible assets	242	—	242	—
Income tax effect	(3,488)	(1,766)	(12,089)	(6,540)
Non-GAAP net income	$15,869	$10,827	$46,490	$28,504

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.34	$0.22	$0.88	$0.52
Add back:
Non-cash stock-based compensation expense	0.31	0.22	1.13	0.71
Non-cash amortization of acquired intangible assets	0.01	—	0.01	—
Income tax effect	(0.12)	(0.06)	(0.42)	(0.23)
Non-GAAP net income, per diluted share	$0.54	$0.38	$1.60	$1.00
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	28,005	27,207	27,773	26,778
Diluted	29,192	28,571	29,013	28,375
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and twelve months ended December 31, 2013, stock-based compensation expense was $9.3 million and $32.8 million, respectively, on a pre-tax basis. For the three and twelve months ended December 31, 2012, stock-based compensation expense was $6.3 million and $20.4 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and twelve months ended December 31, 2013, the amortization of acquired intangible assets was $0.2 million and $0.2 million, respectively. There was no amortization of acquired intangible assets for the three and twelve months ended December 31, 2012. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.